SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)   September 12, 2002
                                                -------------------------------


                                DSET CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


      New Jersey                       0-23611                   22-300022
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(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
    of Incorporation)                                       Identification No.)


661 Shrewsbury Avenue
Shrewsbury, New Jersey                                                 07702
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(Address of Principal Executive Offices)                            (Zip Code)


Registrant's telephone number, including area code  (732) 945-6000
                                                  ----------------------------




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          (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     On September 12, 2002, DSET Corporation, a New Jersey corporation (the "Company"), announced that it had received a letter from the Nasdaq Stock Market, Inc. stating that the Company's Common Stock is subject to delisting from the Nasdaq SmallCap Market because the Company had not regained compliance with the $1.00 minimum bid price per share requirement set forth in Marketplace Rule 4310(c)(8)(D). The Company transferred the listing of its Common Stock from the Nasdaq National Market to the Nasdaq SmallCap Market on May 29, 2002 and is not eligible for a 180 calendar day grace period to regain such compliance given that it does not meet the $5.0 million stockholders' equity requirement for initial inclusion on the NASDAQ SmallCap Market set forth under Marketplace Rule 4310(c)(2)(A).

     The  Company   has   requested   a  hearing   before  the  Nasdaq   Listing
Qualifications Panel to appeal the ruling by Nasdaq.

     A copy of the press release relating to such letter is incorporated herein by reference and attached hereto as Exhibit 99.1.

          Exhibits.

          99.1 Press Release dated September 12, 2002.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             DSET CORPORATION



                                      By:   /s/ Bruce M. Crowell
                                            -----------------------------------
                                            Name:  Bruce M. Crowell
                                            Title: Chief Financial Officer

September 12, 2002

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